BlackRock Utility and Infrastructure Trust

Cusip: 09248D104

Ticker: BUI

Record Date	August 15, 2013
Pay Date	August 30, 2013

Distribution Amount per share	$0.362500

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.167244	46%	$0.495558	34%
Net Realized Short-Term Capital Gains	$—	0%	$0.007714	1%
Net Realized Long-Term Capital Gains	$—	0%	$0.346901	24%

Return of Capital	$0.195256	54%	$0.599827	41%

Total (per common share)	$0.362500	100%	$1.450000	100%

Average annual total return (in relation to NAV) for the inception to date ending on July 31, 2013				10.80%

Annualized current distribution rate expressed as a percentage of NAV as of July 31, 2013				7.16%

Cumulative total return (in relation to NAV) for the fiscal year through July 31, 2013				6.05%

Cumulative fiscal year distributions as a percentage of NAV as of July 31, 2013				5.37%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’. When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 800-882-0052

BlackRock Utility and Infrastructure Trust

Cusip: 09248D104

Ticker: BUI

Record Date	May 15, 2013
Pay Date	May 31, 2013

Distribution Amount per share	$0.362500

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.130477	36%	$0.328313	30%
Net Realized Short-Term Capital Gains	$0.089776	25%	$0.112351	10%
Net Realized Long-Term Capital Gains	$0.142247	39%	$0.442019	41%

Return of Capital	$—	0%	$0.204817	19%

Total (per common share)	$0.362500	100%	$1.087500	100%

Average annual total return (in relation to NAV) for the inception to date ending on April 30, 2013				15.92%

Annualized current distribution rate expressed as a percentage of NAV as of April 30, 2013				6.76%

Cumulative total return (in relation to NAV) for the fiscal year through April 30, 2013				10.23%

Cumulative fiscal year distributions as a percentage of NAV as of April 30, 2013				3.38%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’. When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257